UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2006

PartnerRe Ltd.
(Exact Name of Registrant as specified in its Charter)

Bermuda
(State or other jurisdiction of Incorporation)

0-2253		Not Applicable
(Commission File Number)		(IRS Employer Identification No.)

Chesney House, 96 Pitts Bay Road, Pembroke, Bermuda		HM 08
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-0888

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        On November 21, 2006, PartnerRe Ltd. announced that PartnerRe Capital Trust I will call for redemption all of its outstanding 7.90% preferred securities concurrently with the redemption of the underlying junior subordinated debt securities on December 21, 2006. The redemptions will be conducted pursuant to the terms of the documents governing the securities, including the trust agreement relating to PartnerRe Capital Trust I and the junior subordinated indenture of PartnerRe Finance I Inc. The aggregate redemption price for the trust preferred securities will be $203.5 million, which includes unpaid distributions accrued to the date of redemption.

Exhibit 99.1. Text of Press Release of PartnerRe Ltd., dated November 21, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PartnerRe Ltd.

(Registrant)

Date:	November 22, 2006	By:	/s/ Amanda Sodergren

			Name:	Amanda Sodergren
			Title:	Director of Group Legal

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Text of Press Release of PartnerRe Ltd., dated November 21, 2006.